Exhibit 99.1

Terns Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Corporate Updates

Unprecedented Phase 1 CML efficacy data and potential best-in-disease profile of TERN-701 featured in ASH 2025 abstract

Upcoming ASH oral presentation to feature expanded and updated dataset from CARDINAL trial

Cash, cash equivalents and marketable securities of $295 million, expected to provide runway into 2028

FOSTER CITY, Calif., November 10, 2025 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage oncology company, today reported financial results for the third quarter ended September 30, 2025, and provided corporate updates.

“We’re thrilled with the positive momentum of the CARDINAL program generated by the unprecedented Phase 1 MMR achievement rate and encouraging safety/tolerability profile published in the recent ASH abstract. These data continue to reinforce our view of the potential of TERN-701 to become a best-in-disease treatment for patients with chronic myeloid leukemia (CML),” said Amy Burroughs, chief executive officer of Terns Pharmaceuticals. “Our team continues to execute with precision and focus towards an updated and expanded CARDINAL readout at ASH, with an ultimate goal of bringing this important new therapy to CML patients.”

Recent Pipeline Developments and Anticipated Milestones

TERN-701: Novel investigational allosteric BCR::ABL1 inhibitor for chronic myeloid leukemia (CML)

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In November 2025, Terns announced that an abstract with updated data from the ongoing Phase 1 CARDINAL trial evaluating TERN-701 in patients with relapsed/refractory CML had been selected for oral presentation at the 67th ASH Annual Meeting and Exposition
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The abstract reported data from the ongoing dose escalation and dose expansion parts of the CARDINAL trial. Highlights include from the abstract include:
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Overall (cumulative) major molecular response (MMR) rate of 75% by 24 weeks, with 64% achieving MMR and 100% maintaining MMR
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Overall (cumulative) MMR by 24 weeks in difficult to treat patient subgroups
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69% in patients with lack of efficacy to last tyrosine kinase inhibitor (TKI)
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60% in patients who had prior asciminib
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67% in patients with prior asciminib / ponatinib / investigational TKI
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No patients had lost MMR at the time of data cutoff
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Encouraging safety and tolerability profile at all doses evaluated
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A more expansive and updated dataset from the CARDINAL trial will be presented at the ASH Annual Meeting:
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Session Name: 632. Chronic Myeloid Leukemia: Clinical and Epidemiological: Therapeutic agents to enhance patient outcomes
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Session Date: December 8, 2025
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Session Time: 2:45 – 4:15pm ET
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Presentation Time: 2:45 – 3:00pm ET
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The Company will host a conference call to review the data on December 8, 2025 at 4:30pm ET. The event can be accessed live on the investor relations section of Terns’ website, where it will also be archived

TERN-601: Oral, small-molecule glucagon-like peptide-1 receptor agonist (GLP1-RA) for obesity

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In October 2025, Terns announced top-line 12-week data from the Phase 2 study of TERN-601 for the treatment of obesity, which showed maximum placebo-adjusted weight loss of 4.6% with 12% treatment discontinuation due to adverse events
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Asymptomatic, reversible grade 3 liver enzyme elevations occurred in three participants during post-treatment follow-up period, two of which were deemed drug related
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The results of the Phase 2 study did not support the Company’s further development of TERN-601 in obesity
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Terns had previously announced its decision to no longer invest in metabolic disease

Pipeline and Partnering Programs

“As we continue to sharpen our strategic focus in oncology, earlier this year we decided we would discontinue internal clinical development of our metabolic programs. While these metabolic assets have shown promise, we believe their full potential can best be realized through external partnerships," noted Andrew Gengos, chief financial officer of Terns.

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist

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Based on non-clinical studies, THR-β is a complementary mechanism to GLP-1, potentially providing broader metabolic and liver benefits in addition to increased weight loss
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Terns is seeking a strategic partner to advance this program

TERN-801: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) antagonist

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In the third quarter of 2025, Terns nominated TERN-801, an oral small-molecule GIPR antagonist as a development candidate from the TERN-800 series discovery effort
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Terns is seeking a strategic partner to advance this program

Third Quarter 2025 Financial Results

Cash Position: As of September 30, 2025, cash, cash equivalents and marketable securities were $295.6 million, as compared with $358.2 million as of December 31, 2024. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2028.

Research and Development (R&D) Expenses: R&D expenses were $19.9 million for the quarter ended September 30, 2025, as compared with $15.2 million for the quarter ended September 30, 2024.

General and Administrative (G&A) Expenses: G&A expenses were $7.8 million for the quarter ended September 30, 2025, as compared with $9.8 million for the quarter ended September 30, 2024.

Net Loss: Net loss was $24.6 million for the quarter ended September 30, 2025, as compared with $21.9 million for the quarter ended September 30, 2024.

Financial Tables

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$19,917	$15,169	$58,990	$52,108
General and administrative	7,799	9,770	23,536	23,814
Total operating expenses	27,716	24,939	82,526	75,922
Loss from operations	(27,716)	(24,939)	(82,526)	(75,922)
Interest income	3,141	3,088	10,134	9,146
Other expense, net	(14)	(32)	(46)	(58)
Loss before income taxes	(24,589)	(21,883)	(72,438)	(66,834)
Income tax expense	(46)	(62)	(198)	(220)
Net loss	$(24,635)	$(21,945)	$(72,636)	$(67,054)

Net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.79)	$(0.89)
Weighted average common stock outstanding, basic and diluted	91,701,529	77,819,658	91,584,339	75,567,851

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	September 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$295,635	$358,164
Total assets	301,651	363,929
Total liabilities	17,585	18,059
Total stockholders’ equity	284,066	345,870

About Terns Pharmaceuticals

Terns Pharmaceuticals is a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our lead program TERN-701 is a highly selective, allosteric BCR-ABL inhibitor with a potentially best-in-disease profile that could meaningfully improve upon the efficacy, safety and convenience of existing treatments for CML. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws that involve substantial risks and uncertainties. Forward-looking statements include statements related to or in connection with expectations, timing and potential results of clinical trials and other development activities, including with respect to the CARDINAL trial; the potential indications to be targeted by the Company with its product candidates; the therapeutic potential of the Company’s product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the applicability of expected parameters and benchmarks on which to assess clinical trial results; the Company’s clinical development plans and activities, including potential future trial designs, milestones and results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile and potential beneficial characteristics and therapeutic effects of its product candidates, including with respect to efficacy, tolerability, safety, convenience and pharmacokinetic profile; the potential differentiation of the Company’s product candidates compared to similar, competitive or other products or product candidates; the best-in-disease potential of TERN-701; the Company’s plans for and ability to continue to execute on its current development strategy; the process, timing or potential to establish a strategic partnership or similar arrangement for future development and/or potential commercialization of any of its product candidates; the potential commercialization of the Company’s product candidates; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected industry and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “develop,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. New risk factors emerge from time to time and it is not possible for Company management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com